UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019 (July 29, 2019)

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

1-35040	Delaware	27-4576073
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCC	The New York Stock Exchange
6.500% Notes due 2021	MCX	The New York Stock Exchange
6.125% Notes due 2023	MCV	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended MCC Merger Agreement

As previously announced, on July 29, 2019, Sierra Income Corporation (“Sierra”), Medley Capital Corporation (“MCC”), and Medley Management Inc. (“MDLY”) jointly issued a press release announcing the execution of: (i) the Amended and Restated Agreement and Plan of Merger (the “Amended MCC Merger Agreement”) by and between MCC and Sierra, pursuant to which MCC will, on the terms and subject to the conditions set forth in the Amended MCC Merger Agreement, merge with and into Sierra, with Sierra as the surviving company in the merger (the “MCC Merger”); and (ii) the Amended and Restated Agreement and Plan of Merger (the “Amended MDLY Merger Agreement”) by and among MDLY, Sierra, and Sierra Management, Inc., a wholly owned subsidiary of Sierra (“Merger Sub”), pursuant to which MDLY will, on the terms and subject to the conditions set forth in the Amended MDLY Merger Agreement, merge with and into Merger Sub, with Merger Sub as the surviving company in the merger (the “MDLY Merger”). As a result of the foregoing, the investment management function relating to the operation of Sierra, as the surviving company (the “Combined Company”), will be internalized. Pursuant to terms of the Amended MCC Merger Agreement, the consummation of the MCC Merger is conditioned upon the satisfaction or waiver of each of the conditions to closing under the Amended MDLY Merger Agreement and the consummation of the MDLY Merger. Pursuant to the terms of the Amended MDLY Merger Agreement, the consummation of the MDLY Merger is not contingent upon the consummation of the MCC Merger.

A description of the Amended MCC Merger Agreement is set forth below and is qualified in its entirety by the full text of the Amended MCC Merger Agreement, which is attached hereto as Exhibit 2.1. For a description of the Amended MDLY Merger Agreement and a copy of the Amended MDLY Merger Agreement, please refer to the Current Report on Form 8-K filed by Sierra on August 2, 2019 and the Current Report on Form 8-K filed by MDLY on August 2, 2019. Subject to certain required approvals and other closing conditions, as described below, the parties anticipate that the MCC Merger and the MDLY Merger will close in the fourth quarter of 2019.

The Amended MCC Merger Agreement contains representations and warranties that Sierra and MCC, as applicable, have made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the Amended MCC Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Amended MCC Merger Agreement were made only for purposes of such agreement and as of specific dates, may be subject to a contractual standard of materiality different from what an investor or a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, and may have been qualified by certain disclosures not reflected in the Amended MCC Merger Agreement that were made to the other party in connection with the negotiation of the Amended MCC Merger Agreement and generally were solely for the benefit of the parties to that agreement. Investors or stockholders should read the Amended MCC Merger Agreement together with the other information concerning MCC that it files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Pursuant to the Amended MCC Merger Agreement, subject to certain conditions described therein, at closing, MCC will merge with and into Sierra, and the separate corporate existence of MCC shall cease. Sierra shall be the surviving company in the MCC Merger and shall continue its existence as a corporation under the laws of the State of Maryland. The MCC Merger will become effective at the time set forth in a certificate of merger to be filed with the Secretary of State of the State of Delaware and articles of merger to be filed with the State Department of Assessments and Taxation for the State of Maryland (the “MCC Merger Effective Time”). MCC’s board of directors (the “MCC Board”), including a special committee of its independent directors (the “MCC Special Committee”), has unanimously approved the Amended MCC Merger Agreement and the transactions contemplated thereunder, including the MCC Merger, upon the terms and subject to the conditions and limitations set forth in the Amended MCC Merger Agreement, and resolved to submit the Amended MCC Merger Agreement and the matters described therein to the stockholders of MCC (the “MCC Stockholders”) for their approval at Sierra’s special meeting of MCC Stockholders (the “MCC Stockholder Meeting”).

In the MCC Merger, each share of common stock, par value $0.001 per share, of MCC (“MCC Common Stock”), other than shares of MCC Common Stock held by MCC, Sierra or their respective wholly-owned subsidiaries, will be exchanged for the right to receive (i) 0.68 shares of common stock, par value $0.001 per share, of Sierra (“Sierra Common Stock”) if the attorneys’ fees of plaintiffs’ counsel and litigation expenses paid or incurred by plaintiffs’ counsel or advanced by plaintiffs in connection with the consolidated actions pending in the Court of Chancery of the State of Delaware (the “Court of Chancery”) under caption of In re Medley Capital Corporation Stockholder Litigation, C.A. No. 2019-0100-KSJM (the “MCC Stockholder Action” and such fees and expenses, the “Plaintiff Attorney Fees”) are less than or equal to $10,000,000, (ii) 0.66 shares of Sierra Common Stock if the Plaintiff Attorney Fees are equal to or greater than $15,000,000, and (iii) between 0.68 and 0.66 per share of Sierra Common Stock if the Plaintiff Attorney Fees are greater than $10,000,000 but less than $15,000,000, calculated on a descending basis, based on straight line interpolation between $10,000,000 and $15,000,000 (the “Exchange Ratio”); provided that cash will be paid in lieu of fractional shares of Sierra Common Stock issuable in the MCC Merger. It is intended that the MCC Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Amended MCC Merger Agreement shall constitute a “plan of reorganization” for such purposes.

If, between the date of the Amended MCC Merger Agreement and the MCC Merger Effective Time, the outstanding shares of Sierra Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change (excluding sales of Sierra Common Stock, sales of Sierra equity-linked securities, and issuance of Sierra Common Stock pursuant to Sierra’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by Sierra), an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

Sierra’s board of directors (the “Sierra Board”) has approved (i) an amendment and restatement of the charter of Sierra (the “Sierra Charter” and, as amended and restated, the “Amended and Restated Charter”) in the form attached to the Amended MCC Merger Agreement, and (ii) and an amendment to the Amended and Restated Charter (the “Charter Amendment”), each of which, if approved by the Sierra Stockholders, will become effective as of the MCC Merger Effective Time. The Amended and Restated Charter and the related Charter Amendment will each be submitted to the Sierra Stockholders for their approval at a special meeting of Sierra’s stockholders (the “Sierra Stockholder Meeting”) being held to approve the Amended MCC Merger Agreement and related matters. Approval of the Amended and Restated Charter by the Sierra Stockholders is a condition to closing under the Amended MCC Merger Agreement, but approval of the Charter Amendment is not. At or prior to the MCC Merger Effective Time, the bylaws of Sierra shall be amended and restated in the form attached to the Amended MCC Merger Agreement, and such amended and restated bylaws shall remain the bylaws of the Combined Company until thereafter amended in accordance with applicable law and the terms of such bylaws.

Under the Amended MCC Merger Agreement, Sierra has agreed to take such actions as may be required by the Sierra Charter and Sierra Bylaws in order to appoint the individuals to serve as directors of the Combined Company, effective as of the MCC Merger Effective Time, which individuals shall consist of the current independent directors of Sierra, one interested director of Sierra, one independent director of MCC who will be selected by the independent directors of Sierra, and, if the independent directors of Sierra elect in their sole discretion, an additional independent director who will be selected by the independent directors of Sierra. In addition, effective as of the MCC Merger Effective Time, one of the current independent directors of Sierra shall be appointed to serve as the Chair of the Combined Company’s board of directors. The identities of the individuals so appointed shall be reflected in the Amended Joint Proxy Statement/Prospectus (as defined below) to be provided to the Sierra Stockholders and MCC’s stockholders (the “MCC Stockholders”). The officers of Sierra, as the surviving company in the MCC Merger, shall be as designated and appointed by the Sierra Board prior to the MCC Merger Effective Time.

In connection with the MCC Stockholder Action, on July 29, 2019, MDLY, MCC, Brook Taube, Seth Taube, Jeff Tonkel, Mark Lerdal, Karin Hirtler-Garvey, John E. Mack, Arthur S. Ainsberg, MCC Advisors LLC, Medley LLC and Medley Group LLC, on the one hand, and FrontFour Capital Group LLC and FrontFour Master Fund, Ltd., on behalf of themselves and a class of similarly situated stockholders of MCC, on the other hand, entered into a Stipulation of Settlement (the “Settlement Agreement”). As described more fully below, the Settlement Agreement provides for, among other things, the defendant parties to the Settlement Agreement (other than MDLY) shall cause the contribution of $17 million in cash (the “Settlement Cash”) and shall contribute or cause the contribution of $30 million of Sierra Common Stock (the “Settlement Shares”), to a settlement fund that shall be formed immediately after, but on the same date as, the closing the MCC Merger (the “Settlement Fund”), which shall be distributed to eligible class members who hold such MCC Common Stock as of the closing of the MCC Merger (the “Eligible Class Members”).  In connection therewith, and pursuant to the Amended MCC Merger Agreement, at or prior to the closing of the MCC Merger and following the appointment of an escrow agent reasonably acceptable to each of Sierra and MCC (the “Escrow Agent”), MCC shall deposit with the Escrow Agent (solely for the benefit of the Eligible Class Members) the Settlement Cash, and Sierra shall issue and deliver to the Escrow Agent (solely for the benefit of the Eligible Class Members) the Settlement Shares. The Settlement Cash deposited by MCC with the Escrow Agent and the Settlement Shares issued by Sierra to the Escrow Agent shall be held in an escrow fund (the “Escrow Fund”). Pursuant to an escrow agreement to be entered into by and among MCC, Sierra and the Escrow Agent (the “Escrow Agreement”), the Escrow Agent will hold the Settlement Cash and the Settlement Shares in the Escrow Fund and will only release the same to the Settlement Fund upon receiving confirmation that both MCC and Sierra have made the necessary state filings to effectuate the MCC Merger. The Escrow Agent will release and return the Settlement Cash and the Settlement Shares to MCC and Sierra, respectively, in the event the MCC Merger does not close, in each case subject to the terms and conditions of the Escrow Agreement.

The Amended MCC Merger Agreement contains: (a) representations and warranties from MCC to Sierra, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, matters relating to MCC’s investments and MCC’s ownership thereof, property, intellectual property, state takeover laws, the fairness opinion received by the MCC Special Committee, MCC’s information to be provided for inclusion in the Amended Joint Proxy Statement/Prospectus, insurance, environmental matters, and MCC’s knowledge regarding reorganization and approval matters; (b) representations and warranties from Sierra to MCC, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority, absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, broker’s fees, absence of certain changes and events, legal proceedings, taxes and tax returns, compliance with applicable law, material contracts, matters relating to Sierra’s investments and ownership thereof, property, intellectual property, state takeover laws, the fairness opinion received by the special committee of the Sierra Board (the “Sierra Special Committee”), Sierra’s information to be provided for inclusion in the Amended Joint Proxy Statement/Prospectus, insurance, environmental matters, and Sierra’s knowledge regarding reorganization and approval matters; (c) covenants of MCC, including to the effect that, until the MCC Merger is completed, MCC will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact MCC’s business organization and advantageous relationships, retain its key officers and employees, take no action that is intended to or would be reasonably expected to adversely affect or materially delay the ability of MCC to obtain any required governmental approvals or to perform its obligations under the Amended MCC Merger Agreement and to consummate the MCC Merger, and to forbear from taking certain material actions; (d) covenants of Sierra, including to the effect that, until the MCC Merger is completed, Sierra will, and will cause its subsidiaries to, conduct its business in the ordinary course, use commercially reasonable efforts to maintain and preserve intact Sierra’s business organization and advantageous relationships, retain its key officers and employees, and take no action that would be reasonably expected to adversely affect or materially delay the ability of Sierra to obtain any required governmental approvals or to perform its obligations under the Amended MCC Merger Agreement and to consummate the MCC Merger, and forbear from taking certain material actions; (e) mutual covenants to cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the MCC Merger, including, among others, (i) filing an amendment to the Registration Statement on Form N-14 that will include a proxy statement and that also will constitute a prospectus of Sierra, and filing an amendment to the proxy statement on Schedule 14A for MCC (collectively, the “Amended Joint Proxy Statement/Prospectus”), with the SEC and mailing of the Amended Joint Proxy Statement/Prospectus to solicit approval of the MCC Stockholders and the Sierra Stockholders for the MCC Merger and related matters; (ii) if applicable (and only to the extent the prior approval and/or expiration of the applicable waiting period is no longer valid), filing a notification and report form with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, amended (the “HSR Act”); and (iii) submitting an amendment to the application to the Staff of the Division of Investment Management of the SEC seeking an exemptive order from the SEC granting relief to: (A) Sierra, MCC, MDLY, and certain of their affiliates, pursuant to Sections 6(c) and 57(c) of the Investment Company Act, as amended (the “Investment Company Act”), granting exemptions from the provisions of Sections 12(d)(3), 57(a)(1) and 57(a)(2) of the Investment Company Act and under Section 57(i) of the Investment Company Act and Rule 17d-1 thereunder to permit certain joint transactions otherwise prohibited by Section 57(a)(4) of the Investment Company Act and Rule 17d-1 thereunder; and (B) Sierra, pursuant to Sections 6(c) of the Investment Company Act, granting exemptions from the provisions of Sections 23(a), 23(b) and 63 of the Investment Company Act, pursuant to Section 61(a)(3)(B), pursuant to Sections 57(a)(4) and 57(i) of the Investment Company Act and Rule 17d-1 thereunder, and pursuant to Section 23(c)(3) of the Investment Company Act granting an exemption from Section 23(c) (collectively, the “SEC Exemptive Relief”); and (f) certain other covenants, including but not limited to covenants regarding required regulatory approvals, access to information filing of required periodic reports, seeking approval of the Sierra Stockholders and the MCC Stockholders, limitations on the Sierra Board and the MCC Board changing their recommendation to their respective stockholders, listing of Sierra Common Stock on the New York Stock Exchange (the “NYSE”) and the Tel Aviv Stock Exchange, approval by the Court of Chancery of the Settlement Agreement, post-closing indemnification of officers and directors of MCC (including up to $5 million of additional coverage limits above the coverage limits in MCC’s directors’ and officers’ liability insurance policy in connection with the purchase of “tail” insurance, provided, that the aggregate premium of such additional coverage limits shall not exceed $1 million), taking steps necessary for existing indebtedness of MCC and Sierra to remain outstanding and/or be consolidated, if not previously terminated, the cessation of MCC’s dividend reinvestment plan as it relates to the issuance of MCC Common Stock, the continued suspension of Sierra’s stock repurchase program (other than with respect to shares purchased from Sierra Stockholders who have requested repurchases in connection with such stockholder’s death or disability), and certain other covenants relating to state takeover statutes, outstanding litigation, waivers of or amendments to the Amended MDLY Merger Agreement and repayment of amounts owed to MCC’s investment adviser as of the MCC Merger Effective Time.

As noted above, Sierra must deliver to the Escrow Agent copies of the filings made in the State of Delaware and the State of Maryland that are necessary to effectuate the MCC Merger before the Escrow Agent can transfer the Settlement Cash and the Settlement Shares in the Escrow Fund to the Settlement Fund.

Pursuant to the terms of the Amended MCC Merger Agreement, during the period (the “Go-Shop Period”) beginning on the date of the Amended MCC Merger Agreement and continuing until 12:01 a.m. on the 65th day after the date of the Amended MCC Merger Agreement or, if earlier, the 60th day after the later of (x) the date of the Amended MCC Merger Agreement or (y) the date on which an independent investment bank selected by the MCC Special Committee is retained by the MCC Special Committee to solicit strategic alternatives for MCC (the “No-Shop Period Start Date”): (A) MCC and its representatives shall have the right to directly or indirectly (i) solicit, initiate, propose, cause or induce the making, submission or announcement of, or encourage, facilitate or assist, whether publicly or otherwise, any Competing Proposal (as defined below) (or any inquiry, proposal or offer that could lead to a Competing Proposal), (ii) subject to the entry into, and in accordance with, an acceptable confidentiality agreement, the MCC Special Committee, in its discretion, may furnish to any person (and its representatives and financing sources subject to the terms and obligations of such acceptable confidentiality agreement applicable to such person) any non-public information relating to MCC or afford to any such person (and such representatives and financing sources) access to the business, properties, assets, books, records and other non-public information, and to any personnel, of MCC (provided that, subject to certain limits, MCC will provide to Sierra any information relating to MCC that was not previously provided or made available to Sierra prior to or concurrently with the time it is furnished to such person provided), in any such case with the intent to induce the making, submission and announcement of, and to encourage, facilitate and assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, a Competing Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Competing Proposal, and (iii) engage in, enter into, continue, maintain, or otherwise participate in, any discussions or negotiations with any persons (and their respective representatives, including potential financing sources) with respect to any Competing Proposal (or inquiries, proposals or offers or other efforts that could lead to a Competing Proposal) and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Competing Proposals; and (B) the MCC Board shall have the right to make any “adverse recommendation change” by MCC regarding approval of the MCC Merger.

In addition, in the event Sierra receives a Competing Proposal during the Go-Shop Period, Sierra and the Sierra Board (or the Sierra Special Committee) and its representatives may engage in negotiations or substantive discussions with, or furnish any information and other access to, the person making such Competing Proposal and its representatives and affiliates, without the Sierra Board being required to determine that (A) such Competing Proposal either constitutes a Superior Proposal (as defined below) or could reasonably be expected to lead to a Superior Proposal and (B) failure to consider such Competing Proposal could reasonably be expected to be inconsistent with the fiduciary duties of the directors of Sierra under applicable law.

In each case, MCC’s and Sierra’s ability to engage in negotiations or substantive discussions with any third party is subject to certain procedural requirements set forth in the Amended MCC Merger Agreement. “Competing Proposal” is defined in the Amended MCC Merger Agreement as any inquiry, proposal or offer made by any third party: (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions (including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction), (i) beneficial ownership (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more of any class of equity securities of MCC or Sierra, as applicable, or (ii) any one or more assets or businesses of MCC or its subsidiaries or Sierra or its subsidiaries that constitute twenty percent (20%) or more of the revenues or assets of MCC and its subsidiaries, taken as a whole, or Sierra and its subsidiaries, taken as a whole, as applicable; or (b) any liquidation of MCC or Sierra, as applicable, in each case other than the MCC Merger and the other transactions to occur at closing in accordance with the Amended MCC Merger Agreement. During the Go-Shop Period and ending on the No-Shop Period Start Date (or thereafter, for so long as the third party is an Excluded Party (as defined in the Amended MCC Merger Agreement), a Competing Proposal includes any inquiry, proposal or offer made by any third party to become the primary investment manager of MCC or Sierra, as applicable (including by an assignment or novation of, or similar transaction involving, MCC’s investment advisory agreement or Sierra’s investment advisory agreement) (a “Manager Competing Proposal”). Commencing on the No-Shop Period Start Date, subject to certain exceptions, in no event shall a Manager Competing Proposal constitute a Competing Proposal. “Superior Proposal” is defined in the Amended MCC Merger Agreement as any bona fide written Competing Proposal made by a third party that the MCC Special Committee or the Sierra Special Committee, as applicable, determines in good faith, after consultation with its outside financial advisors and legal counsel, and taking into account the terms and conditions of such proposal, the party making such proposal, all financial, legal, regulatory and other aspects of such proposal, as well as the likelihood of consummation of the Competing Proposal relative to the MCC Merger and such other factors as the MCC Special Committee or the Sierra Special Committee, as applicable, considers to be appropriate, (1) is more favorable to the MCC Stockholders or the Sierra Stockholders, as applicable, from a financial point of view than the MCC Merger and the other transactions contemplated by the Amended MCC Merger Agreement (including any revisions to the terms of the Amended MCC Merger Agreement committed to by Sierra to MCC in writing in response to such Competing Proposal made to MCC or by MCC to Sierra in writing in response to such Competing Proposal made to Sierra under certain matching rights provided for in the case of a Competing Proposal other than a Manager Competing Proposal; provided however, for these purposes, to the extent relevant to the Competing Proposal in question, all percentages in subsections (a)(i) and (a)(ii) of the definition of Competing Proposal shall be increased to fifty percent (50%); or (2) is superior to the transactions contemplated hereby and in the best interests of the MCC Stockholders and the Sierra Stockholders, as applicable, in the case of Manager Competing Proposal. Commencing on the No-Shop Period Start Date, in no event shall a Manager Competing Proposal constitute a Superior Proposal unless (i) it is a Competing Proposal under subsections (a) or (b) of the definition of “Competing Proposal” and (ii) the MCC Special Committee or the Sierra Special Committee, as applicable, has determined in good faith, after consultation with its outside financial advisors and legal counsel, and taking into account the terms and conditions of such proposal, the party making such proposal, all financial, legal, regulatory and other aspects of such proposal, as well as the likelihood of consummation of such Competing Proposal relative to the MCC Merger and such other factors as the MCC Special Committee or the Sierra Special Committee, as applicable, considers to be appropriate, such Competing Proposal satisfies the requirements of clause (1) above.

The obligations of the parties to complete the MCC Merger are subject to certain conditions, including: (a) the receipt of the approval of the Sierra Stockholders and the MCC Stockholders; (b) the Registration Statement on Form N-14 having been declared effective and no stop order suspending the effectiveness of the Registration Statement on Form N-14 shall have been issued or threatened; (c) the outstanding Sierra Common Stock, including Sierra Common Stock to be issued in the MCC Merger and in the MDLY Merger, and the Settlement Shares shall be authorized for listing on the NYSE, subject to official notice of issuance; (d) the SEC Exemptive Relief shall have been granted and be in full force and effect as of the closing date; (e) Sierra shall have made or obtained such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Sierra Common Stock in the MCC Merger; (f) no order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the MCC Merger or any of the other transactions contemplated by the Amended MCC Merger Agreement shall be in effect; (g) any waiting period (and any extension thereof) applicable to the MCC Merger under the HSR Act shall have expired or been terminated; (h) each of the conditions to closing under the Amended MDLY Merger Agreement shall have been satisfied or appropriately waived, and the MDLY Merger shall be consummated with the MCC Merger; (i) Sierra and MCC Advisors LLC shall have executed and delivered a new investment advisory agreement, to be effective as of the MCC Merger Effective Time, and such agreement shall have been approved by the Sierra Board and received requisite approval by the Sierra Stockholders, each in accordance with all applicable requirements of Section 15 of the Investment Company Act; (j) each of Sierra and MCC shall have executed termination agreements terminating their respective existing investment management agreements, effective as of the closing date; (k) Sierra or MCC, as the case may be, shall have obtained certain third party consents and approvals relating to joint venture arrangements; (l) certain consents relating private funds and managed accounts shall have been obtained by MDLY in connection with the Amended MDLY Merger Agreement; (m) the SEC shall have not rescinded its confirmation that the equity of the surviving company in the MDLY Merger shall, following the MDLY Merger, be treated as a portfolio investment of the Combined Company and reflected in the Combined Company’s consolidated financial statements at fair value for accounting purposes, and that such surviving company’s financial results will not be consolidated into the financial statements of the Combined Company; (n) there shall be no pending suit, action or proceeding by any governmental entity challenging the MCC Merger and related transactions or seeking to impose significant restrictions on the Combined Company; (o) the parties shall have received a legal opinion from Eversheds Sutherland (US) LLP (or such other counsel as may be reasonably satisfactory to the parties) regarding qualification of the MCC Merger as a reorganization within the meaning of Section 368(a) of the Code; (p) Seth Taube shall have resigned from the Sierra Board; and (q) the MCC Stockholder Action shall have been settled pursuant to the Settlement Agreement, the Settlement Agreement shall have been approved by the Court of Chancery following all necessary notices, submissions, certifications, preliminary orders, and hearings; and the judgment entered by the Court of Chancery finding the terms of the settlement reflected in the Settlement Agreement to be fair and reasonable, approving the Settlement Agreement as to the MCC Stockholder Action, providing for dismissal with prejudice of the MCC Stockholder Action and approving the release of all claims being released under or pursuant to the Settlement Agreement shall have become final and binding on the parties to the MCC Stockholder Action.

In addition to the foregoing mutual conditions to closing, (a) Sierra’s obligation to consummate the MCC Merger is further conditioned upon (i) the accuracy of the representations and warranties of MCC (subject to the interpretive standards set forth in the Amended MCC Merger Agreement), (ii) the performance by MCC, in all material respects, or obligation to deposit the Settlement Cash, in all respects, of its covenants and obligations under the Amended MCC Merger Agreement, (iii) MCC shall have delivered to Sierra fully executed copies of all consents and approvals required in order to keep MCC’s existing debt documents (and the amounts outstanding thereunder) in full force and effect in accordance with their terms as of the date of the Amended MCC Merger Agreement without any breach or violation thereof, and (iv) MCC shall have complied with its obligation to make a final dividend if necessary to comply with applicable tax law, and (b) MCC’s obligation to consummate the MCC Merger is further conditioned upon (i) the accuracy of the representations and warranties of Sierra (subject to the interpretive standards set forth in the Amended MCC Merger Agreement), (ii) the performance by Sierra, in all material respects (or, in the case of Sierra’s obligation to deposit Settlement Shares and not amend or waive the terms of the Amended MDLY Merger Agreement in a manner adverse to the MCC Stockholders, in all respects), of its covenants and obligations under the Amended MCC Merger Agreement, (iii) Sierra shall have suspended all share repurchase programs or offers to repurchase (other than with respect to shares purchased from Sierra Stockholders who have requested repurchases in connection with such stockholder’s death or disability) and (iv) Sierra shall (A) have taken all actions, and executed all documents, reasonably required of Sierra by MCC’s existing debt documents in order to keep the MCC debt documents in full force and effect in accordance with their terms as of the date of the Amended MCC Merger Agreement without any breach or violation thereof and to keep amounts outstanding thereunder immediately after the MCC Merger Effective Time; (B) entered into amended and restated loan documents to keep such amounts outstanding as of the MCC Merger Effective Time; and (C) Sierra shall have taken all actions, and executed all documents, reasonably required of Sierra in order to keep the indebtedness represented by Sierra’s debt documents outstanding and the Sierra debt documents in full force and effect in accordance with their terms as of the date of the Amended MCC Merger Agreement without any breach or violation thereof.

Sierra and MCC have the right to terminate the Amended MCC Merger Agreement under certain circumstances, including (subject to certain limitations set forth in the Amended MCC Merger Agreement): (a) by mutual written agreement of each party; or (b) by either Sierra or MCC if: (i) any governmental entity whose consent or approval is a condition to closing set forth in Section 8.1 of the Amended MCC Merger Agreement has denied the granting of any such consent or approval and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction shall have issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Amended MCC Merger Agreement; (ii) the MCC Merger has not closed on or prior to March 31, 2020; (iii) the requisite approval of the Sierra Stockholders or the MCC Stockholders is not obtained at the Sierra Stockholder Meeting or at the MCC Stockholder Meeting at which a vote on the MCC Merger and related transactions is taken; (iv) the Amended MDLY Merger Agreement is terminated; (v) there is a material breach of any covenant, agreement, representation or warranty by the other party that is not cured prior to the date of the closing of the MCC Merger, subject to the notice period set forth in the Amended MCC Merger Agreement; or (vi) at any time during the Go-Shop Period if the MCC Special Committee or the Sierra Special Committee, as applicable, determines in its sole and absolute discretion that MCC or Sierra should pursue a strategic alternative that the MCC Special Committee or the Sierra Special Committee, as applicable, determines in its sole and absolute discretion is superior to the transactions contemplated by the Amended MCC Merger Agreement.

Sierra may also terminate the Amended MCC Merger Agreement in the event (i) the MCC Board has made an “adverse recommendation change” regarding approval of the MCC Merger and other matters to be voted on by the MCC Stockholders, (ii) the MCC Board shall have approved or authorized MCC or any of its subsidiaries to enter into an agreement with a third party relating to a merger or other acquisition transaction involving MCC, or (iii) MCC fails to include the MCC Board recommendation in favor of the MCC Merger and related matters in the Amended Joint Proxy Statement/Prospectus. Sierra may also terminate the Amended MCC Merger Agreement in the event that, in connection with the receipt by Sierra of a Superior Proposal from a third party, the Sierra Board desires to change its recommendation of the MCC Merger and related matters or desires to accept such Superior Proposal, in each case subject to certain procedural requirements set forth in the Amended MCC Merger Agreement.

MCC may also terminate the Amended MCC Merger Agreement if (i) the Sierra Board has made an “adverse recommendation change”regarding approval of the MCC Merger and other matters to be voted on by the Sierra Stockholders, (ii) the Sierra Board shall have approved or authorized Sierra or any of its subsidiaries to enter into an agreement with a third party relating to a merger or other acquisition transaction involving Sierra, or (iii) Sierra fails to include the Sierra Board recommendation in favor of the MCC Merger and related matters in the Amended Joint Proxy Statement/Prospectus. MCC may also terminate the Amended MCC Merger Agreement if, in connection with the receipt by MCC of a Superior Proposal from a third party, the MCC Board desires to change its recommendation of the MCC Merger and related matters or desires to accept such Superior Proposal, in each case subject to certain procedural requirements set forth in the Amended MCC Merger Agreement.

Under the Amended MCC Merger Agreement, either party may be obligated to pay the other party a termination fee of $6,000,000 in cash (the “MCC Merger Termination Fee”). Generally, those circumstances relate to a party’s right to terminate the Amended MCC Merger Agreement in connection with an “adverse recommendation change” by the Sierra Board or the MCC Board, as applicable, or the acceptance by Sierra or MCC, as applicable, of a Superior Proposal. In no event will a party have an obligation to pay a MCC Merger Termination Fee more than once. Notwithstanding the foregoing, the MCC Merger Termination Fee is $0 if the Amended MCC Merger Agreement is terminated on or after the No-Shop Period Start Date but prior to 11:59 p.m. (Eastern Time) on the 14th day following the No-Shop Period Start Date by (i) MCC pursuant to in connection with MCC entering into a definitive agreement with an Excluded Party or in connection with an “adverse recommendation change” resulting from a Superior Proposal made by an Excluded Party; or (ii) by Sierra in connection with an “adverse recommendation change” resulting from a Superior Proposal made by an Excluded Party or the MCC Board’s approval or authorization of MCC to enter into a merger agreement, letter of intent, acquisition agreement, purchase agreement, or other similar agreement with respect to a Superior Proposal with an Excluded Party.

Settlement Agreement

On July 29, 2019, MCC entered into the Settlement Agreement by and among MCC, Brook Taube, Seth Taube, Jeff Tonkel, Mark Lerdal, Karin Hirtler-Garvey, John E. Mack, Arthur S. Ainsberg, MDLY MCC Advisors LLC, Medley LLC and Medley Group LLC (the “Medley Parties”), on the one hand, and FrontFour Capital Group LLC (“FrontFour Capital”) and FrontFour Master Fund, Ltd. (“FrontFour Master” together with FrontFour Capital, the “FrontFour Parties”), on behalf of themselves and a class of similarly situated stockholders of MCC, on the other hand, in connection with the MCC Stockholder Action.

The Settlement Agreement provides for the settlement of all claims brought against the Medley Parties in the MCC Stockholder Action. Under the Settlement Agreement, MCC agreed to seek the agreement and/or consent of Sierra to effect certain amendments to (i) the Agreement and Plan of Merger between MCC and Sierra, dated as of August 9, 2018 (the “MCC Merger Agreement”), and (ii) the Agreement and Plan of Merger, dated as of August 9, 2018, by and among MDLY, Sierra, and Sierra Management, Inc. (the “MDLY Merger Agreement” together with the MCC Merger Agreement, the “Merger Agreements”), which have been reflected in the Amended MCC Merger Agreement and the Amended MDLY Merger Agreement described above. The Settlement Agreement also provides for, if the MCC Merger is consummated, the creation of the Settlement Fund, consisting of $17 million in cash and $30 million of Sierra Common Stock, with the number of shares of Sierra Common Stock to be calculated using the pro forma net asset value reported in the future proxy supplement describing the amendments to the MCC Merger Agreement, which will be distributed to eligible members of the Settlement Class (as defined in the Settlement Agreement). Under the Settlement Agreement, MDLY also consented to certain amendments to the Merger Agreements that have been reflected in the Amended MCC Merger Agreement and the Amended MDLY Merger Agreement.

The Settlement Agreement also provides for mutual releases between and among the FrontFour Parties and the Settlement Class, on the one hand, and the Medley Parties, on the other hand, of all claims that were or could have been asserted in the MCC Stockholder Action. The Medley Parties will also release all claims arising out of or relating to the prosecution and settlement of the MCC Stockholder Action and all claims that were or could have been asserted (other than claims against the Highland Parties, as defined in the Settlement Agreement) in the litigation pending in the United States District Court for the Southern District of New York (the “Federal Action”), and the FrontFour Parties and the Class will release all claims arising out of or relating to the prosecution and settlement of the Federal Action.

The Settlement Agreement further provides that MCC and FrontFour shall work together in good faith to agree to supplemental disclosures relating to the transactions contemplated by the Merger Agreements consistent with the Memorandum Opinion issued by the Court of Chancery on March 11, 2019, in connection with the MCC Stockholder Action.

The Settlement Agreement is subject to the approval of the Court of Chancery. A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to such exhibit.

Governance Agreement

On July 29, 2019, MCC entered into a Governance Agreement (the “Governance Agreement”) with FrontFour Capital, FrontFour Master, FrontFour Capital Corp. (“FrontFour Corp.”), FrontFour Opportunity Fund (the “Canadian Fund”), David A. Lorber, Stephen E. Loukas and Zachary R. George (collectively, “FrontFour”).

As previously disclosed on a Form 8-K filed with the SEC on April 17, 2019, the MCC Board had previously appointed David A. Lorber and Lowell W. Robinson (the “New Directors”) to the MCC Board on April 15, 2019. Pursuant to the terms of the Governance Agreement, FrontFour has acknowledged that Mr. Robinson shall, and Mr. Lorber has agreed to, (i) notify MCC if they cease to qualify as independent under certain independence standards, and (ii) comply with MCC’s policies and preserve the confidentiality of its confidential information, in the same manner as other independent directors on the MCC Board. If at any time during the Restricted Period (defined below), a New Director is unable or unwilling to serve as a director for any reason, then FrontFour, upon the terms and subject to the conditions set forth in the Governance Agreement, will be entitled to designate a replacement director.

FrontFour has agreed that until the earlier of the date on which (i) the MCC Merger Agreement has been duly and validly terminated in accordance with its terms or (ii) the date of MCC’s stockholder meeting, at which approval of the revised MCC Merger Agreement and the transactions contemplated thereby is sought, they shall (a) vote all securities of MCC over which they have the right to vote in favor of the adoption of, and the transactions contemplated by, the revised MCC Merger Agreement, including the MCC Merger contemplated thereby, (b) not transfer securities of MCC held by FrontFour (subject to certain exceptions), and (c) not tender any securities of MCC held by FrontFour in connection with any tender or exchange offer.

The Governance Agreement provides that, during the Restricted Period, FrontFour shall vote, subject to certain exceptions, all securities of MCC or Sierra (as the surviving company in the MCC Merger) (each, a “Standstill Party”), as the case may be, over which they have the right to vote (i) in favor of each director candidate nominated and recommended by the board of directors of a Standstill Party, and (ii) against any stockholder nominees for director which are not recommended by the board of directors of a Standstill Party. During the Restricted Period, with respect to any stockholder proposals or other business presented at any respective stockholder meeting of a Standstill Party or pursuant to any action by written consent, FrontFour shall vote in accordance with either (a) the recommendation of the board of the Standstill Party or (b) the recommendation of Institutional Shareholder Services Inc. (“ISS”).

Under the Governance Agreement, FrontFour has agreed, during the Restricted Period, to abide by certain customary “standstill” restrictions. Pursuant to the Governance Agreement, FrontFour has also agreed to support the Company’s undertakings (i) to obtain exemptive relief from the SEC sufficient to permit the consummation of (a) the MCC Merger and (b) the MDLY Merger, and (ii) to obtain the support of proxy advisory services (including ISS and Glass Lewis & Co.) for the Amended MCC Merger Agreement.

The Governance Agreement defines “Restricted Period” as the period commencing on the date of the Governance Agreement and ending on: (i) in the event that the MCC Merger Agreement is validly terminated in accordance with the terms thereof, the earlier of (a) January 1, 2020, or (b) 30 days prior to the last date that stockholder nominations for director elections are permitted with respect to MCC’s 2020 annual meeting of stockholders; and (ii) in the event that the MCC Merger is consummated, with respect to Sierra, the earlier of (x) January 1, 2020, or (y) 30 days prior to the last date that stockholder nominations for director elections are permitted with respect to Sierra’s 2020 annual meeting of stockholders.

The foregoing description of the Governance Agreement is qualified in its entirety by reference to the full text of the Governance Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

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No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the proposed transactions, Sierra intends to file with the SEC and mail to its stockholders an amendment to the Registration Statement on Form N-14 that will include a proxy statement and that also will constitute a prospectus of Sierra, and MCC and MDLY intend to file with the SEC and mail to their respective stockholders an amendment to the proxy statement on Schedule 14A (the “Joint Proxy Statement/Prospectus” and, as amended, the “Amended Joint Proxy Statement/Prospectus”). The Joint Proxy Statement/Prospectus, as applicable, was first mailed or otherwise delivered to the Sierra Stockholders, the MCC Stockholders, and the MDLY Stockholders on or about December 21, 2018. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS THE AMENDED JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE, OR ANY SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SIERRA, MCC, AND MDLY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders can obtain the Joint Proxy Statement/Prospectus, the Amended Joint Proxy Statement/Prospectus (when available), and other documents filed with the SEC by Sierra, MCC, and MDLY, free of charge, from the SEC’s website (www.sec.gov) and from Sierra’s website (www.sierraincomecorp.com), MCC’s website (www.medleycapitalcorp.com), or MDLY’s website (www.mdly.com). Investors and stockholders may also obtain free copies of the Joint Proxy Statement/Prospectus, the Amended Joint Proxy Statement/Prospectus (when available), and other documents filed with the SEC from Sierra, MCC, or MDLY by contacting Sam Anderson, Medley’s Investor Relations contact, at 212-759-0777.

Participants in the Potential Solicitation

Sierra, MCC, and MDLY and their respective directors, executive officers, other members of their management and certain employees of Medley LLC may be deemed to be participants in the anticipated solicitation of proxies in connection with the proposed transactions. Information regarding Sierra’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the SEC on April 30, 2019 (the “Sierra 2019 Proxy Statement”). Information regarding MCC’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the SEC on May 9, 2019 (the “MCC 2019 Proxy Statement”). Information regarding MDLY’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of stockholders filed with the SEC on April 30, 2019 (the “MDLY 2019 Proxy Statement”). To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in the Sierra 2019 Proxy Statement, the MCC 2019 Proxy Statement, and the MDLY 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Amended Joint Proxy Statement/Prospectus when such documents become available and in other relevant materials to be filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the proposed transactions. Such forward-looking statements reflect current views with respect to future events and financial performance, and each of Sierra, MCC and MDLY may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Because forward-looking statements, such as the date that the parties expect the proposed transactions to be completed and the expectation that the proposed transactions will provide improved liquidity for Sierra, MCC, and MDLY stockholders and will be accretive to net investment income for both Sierra and MCC, include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in each of Sierra’s, MCC’s and MDLY’s filings with the SEC, and (i) the satisfaction or waiver of closing conditions relating to the proposed transactions described herein, including, but not limited to, the requisite approvals of the stockholders of each of Sierra, MCC, and MDLY, Sierra successfully taking all actions reasonably required with respect to certain outstanding indebtedness of MCC and MDLY to prevent any material adverse effect relating thereto, certain required approvals of the SEC (including necessary exemptive relief to consummate the merger transactions), approval by the Court of Chancery of the Settlement Agreement, the necessary consents of certain third-party advisory clients of MDLY, and any applicable waiting period (and any extension thereof) applicable to the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated; (ii) the parties’ ability to successfully consummate the proposed transactions, and the timing thereof; (iii) the results of the go-shop process that will be conducted by MCC’s special committee; and (iv) the possibility that competing offers or acquisition proposals related to the proposed transactions will be made and, if made, could be successful. Additional risks and uncertainties specific to Sierra, MCC and MDLY include, but are not limited to, (i) the costs and expenses that Sierra, MCC and MDLY have, and may incur, in connection with the proposed transactions (whether or not they are consummated); (ii) the impact that any litigation relating to the proposed transactions may have on any of Sierra, MCC and MDLY; (iii) that projections with respect to distributions may prove to be incorrect; (iv) Sierra’s ability to invest its portfolio of cash in a timely manner following the closing of the proposed transactions; (v) the market performance of the combined portfolio; (vi) the ability of portfolio companies to pay interest and principal in the future; (vii) the ability of MDLY to grow its fee earning assets under management; (viii) whether Sierra, as the surviving company, will trade with more volume and perform better than MCC and MDLY prior to the proposed transactions; and (ix) negative effects of entering into the proposed transactions on the trading volume and market price of the MCC Common Stock or MDLY’s common stock. There can be no assurance of the level of any distributions to be paid, if any, following consummation of the proposed transactions.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that will be included in the Joint Proxy Statement/Prospectus (as defined above) relating to the proposed transactions, and in the “Risk Factors” sections of each of Sierra’s, MCC’s and MDLY’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward-looking statements in this press release represent Sierra’s, MCC’s and MDLY’s views as of the date of hereof. Sierra, MCC and MDLY anticipate that subsequent events and developments will cause their views to change. However, while they may elect to update these forward-looking statements at some point in the future, none of Sierra, MCC or MDLY have the current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Sierra’s, MCC’s or MDLY’s views as of any date subsequent to the date of this material.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 29, 2019, by and between Medley Capital Corporation and Sierra Income Corporation
10.1	Stipulation of Settlement, dated July 29, 2019
10.2	Governance Agreement, dated July 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

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